DATA

PART A -- This part lists your personal data.

Owner: [JOHN DOE] Age: [60] Sex: [Male]
[Available only under NQ Contracts/Certificates]
Joint Owner: **[JANE DOE]** Age: [55]
[Applicable for Contracts/Certificates with non-natural Owners]
Annuitant: [JOHN DOE]

[Contract: Group Annuity Contract No. AC [6725]]
Contract/Certificate Number: [00000]

Endorsements Attached:
[Market Segment Endorsements]
[Endorsement Applicable to Non-Qualified Contracts/Certificates
Endorsement Applicable to IRA Contracts/Certificates
Endorsement Applicable to Roth IRA Contracts/Certificates
Endorsement Applicable to TSA Contracts/Certificates
Endorsement Applicable to Defined Contribution Qualified Plan Contracts/Certificates
Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement
Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement
Charitable Remainder Trust Endorsement]

[Endorsement Applicable to Accumulator Plus]
[Endorsement Applicable to Credits Applied to Annuity Account Value]

[Investment Options Endorsements]
[Endorsement Applicable to Fixed Maturity Options
Endorsement Applicable to Guaranteed Interest Special Dollar Cost Averaging
Endorsement Applicable to Money Market Dollar Cost Averaging]

Optional Riders Attached:
[Guaranteed Minimum Income Benefit Rider
Guaranteed Minimum Income Benefit Rider With Optional Reset
Guaranteed Minimum Death Benefit Rider – Annual Ratchet to Age [85]
Guaranteed Minimum Death Benefit Rider – Greater of Roll Up to Age [85] or Annual Ratchet to Age [85]
Guaranteed Minimum Death Benefit Rider – Greater of Roll Up to Age [85] or Annual Ratchet to Age [85] With Optional Reset
Earnings Enhancement Benefit Rider
[[100/125]% Principal Guarantee Benefit Rider]

Issue Date:	[January 1, 2006]
Contract Date:	[January 1, 2006]
Maturity Date:	[January 1, 2041]

[For Accumulator Core, Select and Elite] The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02)
[For Accumulator Plus] The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02)

Beneficiary: [JANE DOE]

PART B -- **This part describes certain provisions of your Contract/Certificate.**

[Applicable if the Special Dollar Cost Averaging program is available.]
[Special Dollar Cost Averaging Rate [6.00%] through [December 31, 2006]] (9)

Guaranteed Interest Option:

Initial Guaranteed Interest Rate	[3.25% through January 31, 2006; 3.00% through December 31, 2006]	(10)
Lifetime Minimum Guaranteed Interest Rate	[1% to 3%]	

Contribution Limits: Initial Contribution minimum: [$5,000]
Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the Annuitant and Owner attain age [84]. ***[If the Principal Guarantee Benefit is elected, the following language will replace the immediately preceding sentence.]*** [Contributions may only be made during the six-month period beginning on the Contract Date.]

[We may refuse to accept any Contribution if the sum of all Contributions under all "Accumulator Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. ***[For all products except Accumulator Select]:*** If we accept any such Contribution under this Contract/Certificate, your Investment Options may be limited to the following: AXA Aggressive Allocation, AXA Conservative Allocation, AXA Conservative-Plus Allocation, AXA Moderate Allocation, AXA Moderate-Plus Allocation, the Guaranteed Interest Option, the Fixed Maturity Options and any account for Special Dollar Cost Averaging, if applicable.] ***[For issue ages 81-85, the following language will replace the immediately preceding sentence.]*** [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.] We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts/Certificates of which you are Owner or under which you are the Annuitant would total $2,500,000.] (11)

Initial Contribution Received: [$10,000.00] (1)

Investment Options available. Your initial allocation is shown.

- **Variable Investment Options** (12)

Variable Investment Options	Allocation
[AXA Aggressive Allocation	[$2,500.00]
AXA Conservative Allocation	
AXA Conservative-Plus Allocation	
AXA Moderate Allocation	
AXA Moderate-Plus Allocation	
AXA Premier VIP Aggressive Equity	
AXA Premier VIP Core Bond	
AXA Premier VIP Health Care	
AXA Premier VIP High Yield	
AXA Premier VIP International Equity	
AXA Premier VIP Large Cap Core Equity	
AXA Premier VIP Large Cap Growth	[$2,500.00
AXA Premier VIP Large Cap Value	
AXA Premier VIP Mid Cap Growth	
AXA Premier VIP Mid Cap Value	
AXA Premier VIP Technology	
EQ/Alliance Common Stock	
EQ/Alliance Growth and Income	
EQ/Alliance Intermediate Gov't Securities	

EQ/Alliance International
EQ/Alliance Large Cap Growth
EQ/Alliance Quality Bond
EQ/Alliance Small Cap Growth

Variable Investment Options (continued)	**Allocation**
EQ/Ariel Appreciation II	
EQ/Bear Stearns Small Company Growth	
EQ/Bernstein Diversified Value	
EQ/Boston Advisors Equity Income	
EQ/Calvert Socially Responsible	
EQ/Capital Guardian Growth	
EQ/Capital Guardian International	
EQ/Capital Guardian Research	
EQ/Capital Guardian U.S. Equity	
EQ/Caywood-Scholl High Yield Bond	
EQ/Equity 500 Index	
EQ/Evergreen International Bond	
EQ/Evergreen Omega	
EQ/FI Mid Cap	[$2.500.00]
EQ/FI /Mid Cap Value	
EQ/GAMCO Mergers and Acquisitions	
EQ/GAMCO Small Company Value	
EQ/International Growth	
EQ/Janus Large Cap Growth	
EQ/JPMorgan Core Bond	
EQ/JPMorgan Value Opportunities	
EQ/Lazard Small Cap Value	
EQ/Legg Mason Value Equity	
EQ/Long Term Bond	
EQ/Lord Abbett Growth and Income	
EQ/Lord Abbett Large Cap Core	
EQ/Lord Abbett Mid Cap Value	
EQ/Marsico Focus	
EQ/Mercury Basic Value Equity	
EQ/Mercury International Value	
EQ/MFS Emerging Growth Companies	
EQ/MFS Investors Trust	
EQ/Money Market	
EQ/Montag & Caldwell Growth	
EQ/PIMCO Real Return	
EQ/Short Duration Bond	
EQ/Small Company Index	
EQ/TCW Equity	[$2.500.00]
EQ/UBS Growth and Income	
EQ/Van Kampen Comstock	
EQ/Van Kampen Emerging Markets Equity	
EQ/Van Kampen Mid Cap Growth	
EQ/Wells Fargo Montgomery Small Cap	
Laudus Rosenberg VIT Value Long/Short Equity	
U.S. Real Estate]	

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

- **Guaranteed Interest Option ("GIO")**
  [The following language will be included for all products, except Accumulator Core]
  [No more than [25%] of each Contribution may be allocated to the GIO]

  [Account for Special Dollar Cost Averaging]

- **Fixed Maturity Options ("FMOs")**

Fixed Maturity Option ("FMOs")	Guaranteed Rate to Maturity
[One Year	3.10%
Two Years	3.20%
Three Years	3.30%
Four Years	3.40%
Five Years	3.50%
Six Years	3.60%
Seven Years	3.70%
Eight Years	3.80%
Nine Years	3.90%
Ten Years	4.00%]

[If a FMO has a Guaranteed Rate to Maturity less than or equal to 3.00%, the following will appear]
[3.00% *Not currently available]

[If one of the Principal Guarantee Benefit options is elected, only the Investment Options shown below for that Principal Guarantee Benefit Option will be available]

[For 100% Principal Guarantee, the following Investment Options are available]

[AXA Aggressive Allocation
AXA Conservative Allocation
AXA Conservative-Plus Allocation
AXA Moderate Allocation
AXA Moderate-Plus Allocation
Guaranteed Interest Option
Account for Special Dollar Cost Averaging]

[For 125% Principal Guarantee, the following Investment Option are available]

[AXA Moderate Allocation
Guaranteed Interest Option
Account for Special Dollar Cost Averaging]

Total: [$10,000.00]

Transfer Rules (see Section 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.] 15

We reserve the right to:

a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,
b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.
e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.] 15

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

(a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
(b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or 16a
(c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year

[The following language will be included for all products, except Accumulator Core]
[Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.] 16a

Allocation of Withdrawals (see Section 5.01): Lump Sum Withdrawals: You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken. The Lump Sum Withdrawal minimum amount is [$300]. [Unless you specify otherwise, withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option. ***[If the Fixed Maturity Options and/or the Account for Special Dollar Cost Averaging are available, the following language will appear]*** [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Fixed Maturity Options, if available, in order of the earliest maturity date(s) first. [If there is insufficient value or no value in the Fixed Maturity Options, any remaining portion of the withdrawal or the total amount of the withdrawal, as applicable, will then be withdrawn from the Account for Special Dollar Cost Averaging.]] 16b

[The following language is applicable to all market segments except QP, and is not available under Principal Guarantee Benefit]

Systematic Withdrawals: [May not start sooner than 28 days after issue of this Contract/Certificate.] You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of [0.8%] monthly, [2.4%] quarterly and [10.0%] annually of the Annuity Account Value as of the Transaction Date. The Systematic Withdrawal minimum amount is [$250].

16 b

[The following language is applicable to the following market segments: Traditional IRA, TSA, and QP]

Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

16 b

Minimum Amount of Annuity Account Value (see Section 5.01):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract/Certificate). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract/Certificate will be terminated.

This Contract/Certificate (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

16 c

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Normal Form of Annuity (see Section 7.04): [Life Annuity 10 Year Period Certain]

18

[For annuity commencement date ages 80 and greater the "period certain" is as follows]

Annuitization Age	Length of Period Certain
[Up to age 79	10
80 through 81	9
82 through 83	8
84 through 86	7
87 through 88	6
89 through 92	5
93 through 95	4]

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Amount of Annuity Benefit (see Section 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex (see Section 7.06):
[6%] per year

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Minimum Amount to be Applied to an Annuity (see Section 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

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Charges Deducted from Annuity Account Value (see Section 8.02):

(a) *Annual Administrative Charge:* During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract/Certificate is surrendered.

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(b) *Optional Benefit Charge(s):*

[Applicable to all Optional Benefit Charges]
We will determine and deduct the Optional Benefit Charge(s) shown below, annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect.

[If the Guaranteed Minimum Income Benefit Rider is elected]
Guaranteed Minimum Income Benefit: The charge for this benefit is [0.65%] of the GMIB benefit base.

[If the Guaranteed Minimum Income Benefit Rider With Optional Reset is elected]
Guaranteed Minimum Income Benefit with Optional Reset: The charge for this benefit is [0.65%] of the GMIB benefit base.

[If the Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age [85] is elected]
Guaranteed Minimum Death Benefit Annual Ratchet to Age [85]: The charge for this benefit is [0.25%] of the GMDB benefit base.

[If the Guaranteed Minimum Death Benefit Rider - Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85] Death Benefit is elected]
Guaranteed Minimum Death Benefit - Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85]: The charge for this benefit is [0.60%] of the GMDB benefit base.

[If the Guaranteed Minimum Death Benefit Rider - Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85] With Optional Reset Death Benefit is elected]
Guaranteed Minimum Death Benefit -Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85] With Optional Reset: The charge for this benefit is [0.60%] of the GMDB benefit base.

[If the Earnings Enhancement Benefit Rider is elected]
Earnings Enhancement Benefit: The charge for this benefit is [0.35%] of the Annuity Account Value.

[If the100% Principal Guarantee Benefit (PGB) Rider is elected]
100% Principal Guarantee Benefit: The charge for this benefit is [0.50%] of the Annuity Account Value.

[If the125% Principal Guarantee Benefit (PGB) Rider is elected]
125% Principal Guarantee Benefit: The charge for this benefit is [0.75%] of the Annuity Account Value.

[Applicable to all Optional Benefit Charges]
This charge will be deducted for the portion of any Contract Year, pursuant to the termination provision of the Rider, in which a Death Benefit is paid pursuant to Section 6.02, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05, or the Contract/Certificate is surrendered pursuant to Section 5.02.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. ***[If the Fixed Maturity Options and/or the Account for Special Dollar Cost Averaging are available, the following language will appear]*** [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from Fixed Maturity Options, if available, in order of the earliest maturity date(s) first. [If there is insufficient value or no value in the Fixed Maturity Options, any

remaining portion of the charge or the total amount of the charge, as applicable, will then be deducted from the Account for Special Dollar Cost Averaging.]]

Number of Free Transfers (see Section 8.03): Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge {[$25] or [2% of each transaction amount]} at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]

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